UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2014

Date of Report (Date of earliest event reported)

iHookup Social, Inc.

f/k/a Titan Iron Ore Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Investment Agreement with Beaufort Capital Partners LLC

As of July 22, 2014, iHookup Social, Inc. (the “Company”) entered into an Amended and Restated Investment Agreement (the “Amended and Restated Investment Agreement”) with Beaufort Capital Partners LLC (“Beaufort”), whereby we amended and restated the Investment Agreement (the “Original Investment Agreement”) dated June 25, 2014. As previously disclosed on the Form 8-K filed with the Securities Exchange Commission on June 30, 2014, the Original Investment Agreement provided, among other things, that the Company, at its sole and exclusive option, may issue and sell to Beaufort, from time to time as provided therein, and Beaufort would purchase from the Company up to Two Million Five Hundred Thousand Dollars ($2,500,000) of the Company’s fully registered, freely tradable common stock (“Common Stock”).

The Amended and Restated Investment Agreement increased the maximum aggregate dollar amount of Common Stock that the Company may sell and issue to Beaufort to Five Million Dollars ($5,000,000).

The foregoing description is qualified in its entirety by reference to the Agreements and Escrow Agreement, which are filed herewith as Exhibits 10.69, 10.70 and 10.71 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.71*	Amended and Restated Investment Agreement dated July 22, 2014 by and between Beaufort Capital Partners LLC and iHookup Social Inc.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iHookup Social, Inc.
Date: July 28, 2014
By: /s/ Robert Rositano

Robert Rositano
CEO